Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in GrabAGun Digital Holdings Inc.’s Registration Statement on Form S-4 (the “Registration Statement”) of our report dated March 15, 2025, relating to the audits of the financial statements of Metroplex Trading Company LLC (dba GRABAGUN.com) as of and for the years ended December 31, 2024 and 2023.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ WEAVER AND TIDWELL, L.L.P.

Litte Falls, New Jersey

March 21, 2025